CONSULTING AGREEMENT


      This Consulting and Non-Competition Agreement ("Agreement") is entered into as of the second day of September, 1997 between eSoft, Inc., a Colorado corporation, with its principal place of business at 15200 East Girard Avenue, Suite 3000, Aurora, Colorado, 80014 (the "Company"), and Kent Nuzum, an individual person (the "Consultant").


                                   RECITALS

      A. The Company desires to consult with and receive advice from the Consultant and to have the Consultant agree not to compete with the Company. The Consultant has agreed to provide such consulting services to the Company, subject to and upon the terms and conditions set forth in this Agreement and has also agreed not to compete with the Company during the term of this Agreement.

      B. The Consultant acknowledges that throughout the term of this Agreement the Consultant will receive or be exposed to certain confidential information and trade secrets (collectively referred to as "Confidential Information") of the Company. The Consultant also acknowledges that this Confidential Information is among the Company's most important business assets and that the value of this Confidential Information would be diminished or extinguished by disclosure.

                                   AGREEMENT

      In consideration of the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Effective Date. As of the date hereof (the "Effective Date"), this Agreement shall become effective and shall supersede any other agreements between the Consultant and the Company relating to the employment and/or contract for services of the Consultant by the Company and such previous agreement shall thereafter be deemed terminated for all purposes.

      2. Consultation by the Consultant.

            (a) The Consultant shall be reasonably available during the period beginning on the Effective Date and ending on July 31, 1998 (the "Consulting Period") to perform such assignments as may be reasonably requested by the Company from time to time, which assignments may include, but shall not be limited to, managing all aspects of the regulatory issues associated with the Vancouver Stock Exchange, the NASDAQ Stock Market, the Securities and Exchange Commission, the FASB, the State of Colorado, the Province of British Columbia, the Province of Ontario, and other jurisdictions; directing and coordinating the legal and accounting activities to insure timely completion of major milestone dates associated with taking the Company to public company status; supporting Private Placement and Initial Public Offering activities by communicating with investors, underwriters, by the timely preparation and distribution of offering memorandums, prospectuses, and press communications; and monitoring the Company's cash position and cash flow of the Company for the officers and directors of the Company.

            (b) THE CONSULTANT IS NOT ENTITLED TO WORKERS' COMPENSATION BENEFITS OR UNEMPLOYMENT INSURANCE BENEFITS HEREUNDER AND SHALL NOT RECEIVE SUCH BENEFITS UNLESS SUCH BENEFITS ARE PROVIDED BY THE CONSULTANT OR SOME PERSON OR ENTITY OTHER THAN THE COMPANY. THE CONSULTANT AGREES TO PAY AND FILE ALL REPORTS WITH RESPECT TO LOCAL, STATE AND FEDERAL TAXES, INCLUDING WITHHOLDING AND FICA TAXES, AND UNEMPLOYMENT AND WORKERS' COMPENSATION INSURANCE, ON ANY MONEYS EARNED PURSUANT TO THIS AGREEMENT.

      3.    Consulting Fee.

            (a) Upon receipt by the Company of an invoice that details the services provided by the Consultant to the Company, the Consultant shall be paid the sum of $3,500 per month, payable in equal bi-weekly installments beginning on the Effective Date (the "Consulting Fee") in consideration of the services to be provided by the Consultant hereunder and the agreements of the Consultant set forth herein not to compete with the Company. The Consulting Fee shall be paid to Consultant irrespective of the number of hours actually spent by the Consultant in providing services hereunder; PROVIDED, HOWEVER, that the Company's obligation to pay the Consulting Fee shall terminate upon termination of the Consultant's services hereunder pursuant to Section 8, except to the extent otherwise provided in Section 8.

            (b) The Company shall reimburse the Consultant, in accordance with the Company's expense reimbursement policies, for reasonable out-of-pocket expenses incurred in connection with the services provided pursuant to this Agreement; provided that the Consultant presents to the Company an itemized accounting of such expenses including reasonable supporting data.

      4. Trade Secrets and Confidential Information. During the term of this Agreement and for a period of five (5) years following the termination of Consultant's services hereunder, the Consultant shall not, directly or indirectly, use, disseminate, or disclose for any purpose other than at the specific written request of the Company, any of the Company's Confidential Information, unless such disclosure is compelled in a judicial or governmental proceeding or is required by law; PROVIDED, HOWEVER, that the Consultant shall give the Company written notice of the Confidential Information to be so disclosed or produced as far in advance of its disclosure or production as is practicable and shall use his best efforts to obtain, to the greatest extent practicable, an order or other reliable assurance that confidential treatment will be accorded to such Confidential Information so required to be disclosed or produced. All documents, records, notebooks, and similar repositories of records containing information relating to any Confidential Information now in the Consultant's possession or control, whether prepared by him or by others, shall be left with the Company or returned to the Company upon its request.


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


      5. Injunctive Relief. Consultant agrees that any violation by him of the agreements contained in Sections 4 are likely to cause irreparable damage to the Company and the Consultant therefore agrees that if there is a breach or threatened breach by the Consultant of the provisions of said sections, the Company shall be entitled to an injunction restraining the Consultant from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

      6. Representations of the Consultant. The Consultant represents and warrants that he has full and complete legal capacity to enter into this Agreement.

      7. Indemnification. The Company acknowledges that in the performance of the services hereunder, the Consultant may rely upon information provided by the Company without independent verification and the Consultant does not assume responsibility for the accuracy or completeness of such information, whether or not he makes an independent verification. In consideration of the Consultant's agreement to act on the Company's behalf in connection with the services provided hereunder, the Company agrees to indemnify and hold harmless the Consultant against any loss, claim, damage, liability, or expense ("Loss"), arising out of or to which the Consultant may become subject in connection with this Agreement, unless such Loss results from the Consultant's gross negligence or unlawful misconduct. The Company agrees to promptly reimburse the Consultant for any legal or other expenses as incurred in connection with investigation or defending any such Loss (or action in respect thereof), unless such Loss results from the Consultant's gross negligence or unlawful misconduct. In no event shall the Consultant be liable for acting in accordance with instructions from the Company or any entity authorized to act on its behalf.

      8.    Termination.

            (a) TERMINATION UPON EXPIRATION OF CONSULTING PERIOD. The Consultant's services hereunder shall terminate at the end of the Consulting Period unless sooner terminated as provided below.
            (b) Notwithstanding anything to the contrary contained herein, the Company may, by delivering two week's notice, terminate the Consultant's services hereunder anytime after six months from the date hereof, if the Company employs a full time Chief Financial Officer.

            (c) TERMINATION BY THE COMPANY WITHOUT CAUSE. Notwithstanding anything to the contrary contained herein, the Company may, by delivering thirty
(30) days' prior written notice to the Consultant, terminate the Consultant's services hereunder at any time without Cause (as hereinafter defined).

            (d) TERMINATION BY THE CONSULTANT WITHOUT CAUSE. Notwithstanding anything to the contrary contained herein, the Consultant may, by delivering prior written notice to the Company, terminate the Consultant's services hereunder.



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


            (e) TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate the Consultant's services hereunder for Cause immediately upon written notice stating the basis for such termination. "Cause" for termination of the Consultant's services shall only be deemed to exist if the Consultant has (i) materially breached this Agreement and if such breach continues or recurs more than thirty (30) days after notice from the Company specifying the action which constitutes the breach and demanding its discontinuance, (ii) exhibited willful disobedience to the Board of Directors or the President of the Company or (iii) committed gross malfeasance in performance of his duties hereunder or acts resulting in an indictment charging the Consultant with the commission of a felony; provided that the commission of acts resulting in such an indictment shall constitute Cause only if a majority of the directors who are not also subject to any such indictment determine that the Consultant's conduct has substantially adversely affected the Company or its reputation.

            (f) DISABILITY. In the event of disability of the Consultant during the term hereof, the Company shall, during the continuance of his disability but only for a maximum of ninety (90) days, pay to the Consultant his monthly installments under the provision of Section 3 and continue to provide the Consultant all other benefits provided hereunder. As used herein, the term "disability" shall mean the complete and total inability of the Consultant, due to illness, physical or comprehensive mental impairment, to substantially perform all of his duties as described herein for a consecutive period of ninety
(90) days or more.

            (g) DEATH. In the event of the death of the Consultant, except with respect to any benefits which have accrued and have not been paid to the Consultant hereunder, the provisions of this Agreement shall terminate immediately. The Consultant's estate shall have the right to receive compensation due to the Consultant as of and to the date of his death and shall have the right to receive an additional amount equal to $3,500.

            (h) SEVERANCE. In the event that the Consultant's services are terminated by the Company other than pursuant to Section 8(b), or for Cause or death of the Consultant, the Consultant shall be entitled to continue to receive the Consulting Fee in monthly installments of $3,500.

      9. Irrevocability and Amendment. The obligations of the Company and the Consultant hereunder are irrevocable. This Agreement may be terminated only pursuant to Section 8 hereof and may be amended only pursuant to a written agreement signed and executed by both the Consultant and the Company.

      10. Nonassignability; Successors. This Agreement provides for personal services by the Consultant and its obligations hereunder may not be assigned or delegated. The rights and obligations of the Company, and the rights of the Consultant hereunder, shall bind and inure to the benefit of the successors of the Consultant and the Company (including, in the case of the Company, any successor to the business of the Company, whether by merger, consolidation, acquisition of assets or any other transaction).



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

      11. Entire Agreement. This Agreement is the entire agreement between the parties and no representations, warranties or other statements or promises have been made by either party to the other in connection with this Agreement.

      12. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision(s) shall be fully severable. In lieu thereof, there shall be added a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and legal, valid and enforceable. In particular, it is the desire and intent of the parties that the provisions of Section 4 shall be enforced to the fullest extent permissible under the laws of each jurisdiction in which enforcement is sought.

      13. Applicable Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of Colorado.

      14. Enforcement Expenses. In any action for breach or enforcement of the terms of this Agreement, the prevailing party shall be entitled to all costs of enforcement including, without limitation, his/its attorneys' fees and costs.


                                  SIGNATURES

      IN WITNESS WHEREOF, the Consultant and the Company have caused this Agreement to be executed and delivered as of the first date mentioned above.



                                    THE COMPANY:

                                    eSoft, Inc.


                                    By: /s/Philip L. Becker
                                       -----------------------------------------
                                       Philip L. Becker, President

                                    THE CONSULTANT:

                                    /s/Kent Nuzum
                                    --------------------------------------------
                                    Kent Nuzum


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